EXHIBIT 11

        Computation of weighted average number of shares of common stock

                                              For the three months ended March
                                              --------------------------------
                                                        (in thousands)

                                                         1999    2000

Shares outstanding at beginning of period
  (net of 25,000 shares held in treasury)..           15,158   15,279

Weighted average shares issued.............               16        7
                                                      ------   ------

Shares used in the calculation of
   Basic EPS (weighted average shares
   outstanding)............................           15,174   15,286

Effect of dilutive securities.... .........              396      273
                                                      ------   ------

Shares used in the calculation of
  Diluted EPS..............................           15,570   15,559
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